UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2014

T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street, Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

T-Mobile US, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide certain pro forma financial information. As previously disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2013, on April 30, 2013, the Company, formerly known as MetroPCS Communications, Inc., completed the transactions contemplated under the Business Combination Agreement dated as of October 3, 2012 (as amended as of April 14, 2013, the “Business Combination Agreement”), among MetroPCS Communications, Inc., Deutsche Telekom AG (“Deutsche Telekom”), T-Mobile Global Zwischenholding GmbH (“Global”), a wholly-owned subsidiary of Deutsche Telekom, T-Mobile Holding GmbH, a wholly-owned subsidiary of Global, and T-Mobile USA, Inc.

Filed as Exhibit 99.1 hereto, and incorporated herein by reference, are the unaudited pro forma condensed combined financial information, and notes related thereto, for the year ended December 31, 2013, giving effect to the Business Combination Agreement and related transactions.

Item 9.01 — Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information, and notes related thereto, for the year ended December 31, 2013, giving effect to the Business Combination Agreement and related transactions, are filed as Exhibit 99.1 hereto and incorporated by reference into this Current Report on Form 8-K.

(d) Exhibits

Exhibit	Description
99.1	Unaudited pro forma condensed combined financial information for the year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

September 3, 2014	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer